                      Banc of America Securities [LOGO](TM)
    ------------------------------------------------------------------------

      THE ASSET-BACKED SECURITIES REFERRED TO IN THESE MATERIALS, AND THE ASSET
POOLS BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE
POSSIBILITY THAT ONE OR MORE CLASSES OF SECURITIES MAY BE SPLIT, COMBINED OR
ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS)
AND ARE OFFERED ON A "WHEN, AS AND IF ISSUED" BASIS. YOU UNDERSTAND THAT, WHEN
YOU ARE CONSIDERING THE PURCHASE OF THESE SECURITIES, A CONTRACT OF SALE WILL
COME INTO BEING NO SOONER THAN THE DATE ON WHICH THE RELEVANT CLASS HAS BEEN
PRICED AND WE HAVE CONFIRMED THE ALLOCATION OF SECURITIES TO BE MADE TO YOU; ANY
"INDICATIONS OF INTEREST" EXPRESSED BY YOU, AND ANY "SOFT CIRCLES" GENERATED BY
US, WILL NOT CREATE BINDING CONTRACTUAL OBLIGATIONS FOR YOU OR US.

      BECAUSE THE ASSET-BACKED SECURITIES ARE BEING OFFERED ON A "WHEN, AS AND
IF ISSUED" BASIS, ANY CONTRACT OF SALE WILL TERMINATE, BY ITS TERMS, WITHOUT ANY
FURTHER OBLIGATION OR LIABILITY BETWEEN US, IF THE SECURITIES THEMSELVES, OR THE
PARTICULAR CLASS TO WHICH THE CONTRACT RELATES, ARE NOT ISSUED. IN ADDITION,
SINCE THE ASSET-BACKED SECURITIES AND THE ASSET POOLS BACKING THEM ARE SUBJECT
TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES
OF SECURITIES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE
OR AVAILABILITY OF A FINAL PROSPECTUS), ANY SUCH CONTRACT ALSO IS CONDITIONED
UPON THE UNDERSTANDING THAT NO MATERIAL CHANGE WILL OCCUR WITH RESPECT TO THE
RELEVANT CLASS OF SECURITIES PRIOR TO THE CLOSING DATE. IF A MATERIAL CHANGE
DOES OCCUR WITH RESPECT TO SUCH CLASS, OUR CONTRACT WILL TERMINATE, BY ITS
TERMS, WITHOUT ANY FURTHER OBLIGATION OR LIABILITY BETWEEN US (THE "AUTOMATIC
TERMINATION"). IF AN AUTOMATIC TERMINATION OCCURS, WE WILL PROVIDE YOU WITH
REVISED OFFERING MATERIALS REFLECTING THE MATERIAL CHANGE AND GIVE YOU AN
OPPORTUNITY TO PURCHASE SUCH CLASS. TO INDICATE YOUR INTEREST IN PURCHASING THE
CLASS, YOU MUST COMMUNICATE TO US YOUR DESIRE TO DO SO WITHIN SUCH TIMEFRAME AS
MAY BE DESIGNATED IN CONNECTION WITH YOUR RECEIPT OF THE REVISED OFFERING
MATERIALS.

MBS NEW ISSUE TERM SHEET

MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-7, GROUP T2

$420,452,000(APPROXIMATE) CLASSES T2-A-1, T2-A-2, T2-A-3, T2-A-4, T2-A-5,
T2-A-6, T2-A-7, T2-A-8, T2-M-1, T2-M-2, T2-M-3, T2-M-4, T2-M-5, T2-M-6, T2-M-7
AND T2-M-8 (OFFERED CERTIFICATES)

BANC OF AMERICA FUNDING CORPORATION
DEPOSITOR

BANK OF AMERICA, NATIONAL ASSOCIATION
SPONSOR

WELLS FARGO BANK, N.A.
MASTER SERVICER AND SECURITIES ADMINISTRATOR

U.S. BANK NATIONAL ASSOCIATION
TRUSTEE AND CUSTODIAN

BANK OF AMERICA, NATIONAL ASSOCIATION
WELLS FARGO BANK, N.A.
SUNTRUST MORTGAGE, INC.
SERVICERS

OCTOBER 19, 2006

--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

                                   DISCLAIMER

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase securities. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

                             IRS CIRCULAR 230 NOTICE

            THIS FREE WRITING PROSPECTUS IS NOT INTENDED OR WRITTEN TO
            BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING
            U.S. FEDERAL, STATE OR LOCAL TAX PENALTIES. THIS FREE
            WRITING PROSPECTUS IS WRITTEN AND PROVIDED BY THE
            UNDERWRITER IN CONNECTION WITH THE PROMOTION OR MARKETING
            OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN. INVESTORS
            SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES
            FROM AN INDEPENDENT TAX ADVISOR.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW THIS DOCUMENT ARE NOT
APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR
OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION
BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                           BANC OF AMERICA FUNDING 2006-7 TRUST
Banc of America Securities [LOGO](TM)      Mortgage Pass-Through Certificates,
                                                 Series 2006-7, Group T2
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
                                      PRELIMINARY SUMMARY OF CERTIFICATES
---------------------------------------------------------------------------------------------------------------
                                                   TO CALL(1)
---------------------------------------------------------------------------------------------------------------
                                                                            EXPECTED
                                                        EST.   EST. PRIN.   MATURITY
              APPROX.                                   WAL      WINDOW     TO CALL @   DELAY      EXPECTED
CLASS         SIZE(2)      INTEREST - PRINCIPAL TYPE   (YRS)     (MOS)      100% PPC    DAYS       RATINGS
---------------------------------------------------------------------------------------------------------------
OFFERED CERTIFICATES                                                                            MOODY'S   S&P
---------------------------------------------------------------------------------------------------------------

 T2-A-1     $157,775,000    Senior, Sequential Pay      1.05         1-26      26        24       Aaa     AAA
---------------------------------------------------------------------------------------------------------------
 T2-A-2     $ 50,000,000    Senior, Sequential Pay      1.05         1-26      26         0       Aaa     AAA
---------------------------------------------------------------------------------------------------------------
 T2-A-3     $ 50,757,000    Senior, Sequential Pay      2.50        26-35      35        24       Aaa     AAA
---------------------------------------------------------------------------------------------------------------
 T2-A-4     $ 36,525,000    Senior, Sequential Pay      3.50        35-50      50        24       Aaa     AAA
---------------------------------------------------------------------------------------------------------------
 T2-A-5                    Super Senior, Sequential                                      24       Aaa     AAA
            $ 27,141,000              Pay               5.00        50-81      81
---------------------------------------------------------------------------------------------------------------
 T2-A-6     $  7,925,000    Senior, Sequential Pay      6.82        81-82      82        24       Aaa     AAA
---------------------------------------------------------------------------------------------------------------
 T2-A-7     $ 65,954,000    Super Senior - Lockout      5.83        38-82      82        24       Aaa     AAA
---------------------------------------------------------------------------------------------------------------
 T2-A-8     $  2,000,000    Super Senior Support -      5.83        38-82      82        24       Aaa     AAA
                            Lockout
---------------------------------------------------------------------------------------------------------------
 T2-M-1     $  7,032,000           Mezzanine            4.64        38-82      82        24       Aa1     AA+
---------------------------------------------------------------------------------------------------------------
 T2-M-2     $  2,557,000           Mezzanine            4.64        38-82      82        24       Aa2      AA
---------------------------------------------------------------------------------------------------------------
 T2-M-3     $  2,131,000           Mezzanine            4.64        37-82      82        24       Aa3     AA-
---------------------------------------------------------------------------------------------------------------
 T2-M-4     $  2,131,000           Mezzanine            4.62        37-82      82        24       A1       A+
---------------------------------------------------------------------------------------------------------------
 T2-M-5     $  2,131,000           Mezzanine            4.62        37-82      82        24       A2       A
---------------------------------------------------------------------------------------------------------------
 T2-M-6     $  2,131,000           Mezzanine            4.62        37-82      82        24       A3       A-
---------------------------------------------------------------------------------------------------------------
 T2-M-7     $  2,131,000           Mezzanine            4.62        37-82      82        24      Baa2     BBB
---------------------------------------------------------------------------------------------------------------
 T2-M-8     $  2,131,000           Mezzanine            4.56        37-82      82        24      Baa3     BBB-
---------------------------------------------------------------------------------------------------------------
                                            NOT OFFERED HEREUNDER
---------------------------------------------------------------------------------------------------------------
 T2-B-1     $  2,131,000
------------------------
 T2-B-2     $  2,132,000                           INFORMATION NOT PROVIDED HEREIN
------------------------
   CE       $  1,491,918
---------------------------------------------------------------------------------------------------------------

(1)   Estimated weighted average life, principal window and maturity for the
      Offered Certificates are estimated to the 10% cleanup call at a pricing speed of 100% PPC, where PPC is 12% CPR in the first month increasing
      1.545454% each month up to and including month 12, and remaining at 29%
      CPR for the life.

(2)   Class sizes are approximate and are subject to a +/- 5% variance.

(3)

---------------------------------------------------------------------------------------------------------------

BANC OF AMERICA SECURITIES LLC                                                 3

--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                           BANC OF AMERICA FUNDING 2006-7 TRUST
Banc of America Securities [LOGO](TM)      Mortgage Pass-Through Certificates,
                                                 Series 2006-7, Group T2
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
                                      PRELIMINARY SUMMARY OF CERTIFICATES
---------------------------------------------------------------------------------------------------------------
                                                TO MATURITY(1)
---------------------------------------------------------------------------------------------------------------
                                                                            EXPECTED
                                                                              FINAL
                                                        EST.   EST. PRIN.   MATURITY
              APPROX.                                   WAL      WINDOW      @ 100%     DELAY      EXPECTED
CLASS         SIZE(2)      INTEREST - PRINCIPAL TYPE   (YRS)     (MOS)         PPC      DAYS       RATINGS
---------------------------------------------------------------------------------------------------------------
OFFERED CERTIFICATES                                                                            MOODY'S   S&P
---------------------------------------------------------------------------------------------------------------

 T2-A-1     $157,775,000   Senior, Sequential Pay       1.05         1-26         26     24       Aaa     AAA
---------------------------------------------------------------------------------------------------------------
 T2-A-2     $ 50,000,000   Senior, Sequential Pay       1.05         1-26         26      0       Aaa     AAA
---------------------------------------------------------------------------------------------------------------
 T2-A-3     $ 50,757,000   Senior, Sequential Pay       2.50        26-35         35     24       Aaa     AAA
---------------------------------------------------------------------------------------------------------------
 T2-A-4     $ 36,525,000   Senior, Sequential Pay       3.50        35-50         50     24       Aaa     AAA
---------------------------------------------------------------------------------------------------------------
                            Super Senior,               5.00        50-81         81     24       Aaa     AAA
 T2-A-5     $ 27,141,000   Sequential Pay
---------------------------------------------------------------------------------------------------------------
 T2-A-6     $  7,925,000   Senior, Sequential Pay      12.31       81-192        192     24       Aaa     AAA
---------------------------------------------------------------------------------------------------------------
 T2-A-7     $ 65,954,000   Super Senior - Lockout       6.59       38-190        190     24       Aaa     AAA
---------------------------------------------------------------------------------------------------------------
                           Super Senior Support -
 T2-A-8     $  2,000,000   Lockout                      6.59       38-190        190     24       Aaa     AAA
---------------------------------------------------------------------------------------------------------------
 T2-M-1     $  7,032,000   Mezzanine                    5.04       38-127        127     24       Aa1     AA+
---------------------------------------------------------------------------------------------------------------
 T2-M-2     $  2,557,000   Mezzanine                    5.00       38-118        118     24       Aa2      AA
---------------------------------------------------------------------------------------------------------------
 T2-M-3     $  2,131,000   Mezzanine                    4.96       37-113        113     24       Aa3     AA-
---------------------------------------------------------------------------------------------------------------
 T2-M-4     $  2,131,000   Mezzanine                    4.91       37-109        109     24       A1       A+
---------------------------------------------------------------------------------------------------------------
 T2-M-5     $  2,131,000   Mezzanine                    4.87       37-104        104     24       A2       A
---------------------------------------------------------------------------------------------------------------
 T2-M-6     $  2,131,000   Mezzanine                    4.80        37-99         99     24       A3       A-
---------------------------------------------------------------------------------------------------------------
 T2-M-7     $  2,131,000   Mezzanine                    4.71        37-92         92     24      Baa2     BBB
---------------------------------------------------------------------------------------------------------------
 T2-M-8     $  2,131,000   Mezzanine                    4.56        37-84         84     24      Baa3     BBB-
---------------------------------------------------------------------------------------------------------------
                                             NOT OFFERED HEREUNDER
---------------------------------------------------------------------------------------------------------------
 T2-B-1     $  2,131,000
------------------------
 T2-B-2     $  2,132,000                             INFORMATION NOT PROVIDED HEREIN
------------------------
   CE       $  1,491,918
---------------------------------------------------------------------------------------------------------------

(1)   Estimated weighted average life, principal window and maturity for the
      Offered Certificates are estimated to the maturity at a pricing speed of
      100% PPC, where PPC is 12% CPR in the first month increasing 1.545454%
      each month up to and including month 12, and remaining at 29% CPR for the life.

(2)   Class sizes are approximate and are subject to a +/- 5% variance.

---------------------------------------------------------------------------------------------------------------

BANC OF AMERICA SECURITIES LLC                                                 4

--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                           BANC OF AMERICA FUNDING 2006-7 TRUST
Banc of America Securities [LOGO](TM)      Mortgage Pass-Through Certificates,
                                                 Series 2006-7, Group T2
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
                                          PRELIMINARY SUMMARY OF TERMS
---------------------------------------------------------------------------------------------------------------

Principal Distributions on the         For each Distribution Date before the Stepdown Date or when a Trigger
Senior Certificates:               Event is in effect, the Principal Distribution Amount will be allocated among and distributed in reduction of the class balances of the Senior
                                   Certificates in the following order of priority:

                                               first, to the Class T2-A-7 and Class T2-A-8 Certificates, pro
                                           rata, up to the Priority Amount;

                                               second, to the Class T2-A-1 and Class T2-A-2 Certificates, pro
                                           rata, while outstanding;

                                               third, sequentially to the Class T2-A-3, Class T2-A-4, Class
                                           T2-A-5, and T2-A-6 Certificates, in that order, until the class balance of each such class has been reduced to zero; and

                                               fourth, to the Class T2-A-7 and Class T2-A-8 Certificates, pro
                                           rata, until the class balances thereof have been reduced to zero.

                                       For each Distribution Date on or after the Stepdown Date so long as no
                                   Trigger Event is in effect, the Senior Principal Distribution Amount will be allocated among and distributed in reduction of the class balances of the Senior Certificates in the following order of priority:

                                               first, to the Class T2-A-7 and Class T2-A-8 Certificates, pro
                                           rata, up to the Priority Amount;

                                               second, to the Class T2-A-1 and Class T2-A-2 Certificates, pro
                                           rata, while outstanding;

                                               third sequentially to the Class T2-A-3, Class T2-A-4, Class
                                           T2-A-5, and Class T2-A-6 Certificates, in that order, until the class balance of each such class has been reduced to zero; and

                                               fourth, to the Class T2-A-7 and Class T2-A-8 Certificates, pro
                                           rata, until the class balances thereof have been reduced to zero.

---------------------------------------------------------------------------------------------------------------

BANC OF AMERICA SECURITIES LLC                                                 5

--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                           BANC OF AMERICA FUNDING 2006-7 TRUST
Banc of America Securities [LOGO](TM)      Mortgage Pass-Through Certificates,
                                                 Series 2006-7, Group T2
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
                                         PRELIMINARY SUMMARY OF TERMS
---------------------------------------------------------------------------------------------------------------

Class T2-M-1 Principal             As of any Distribution Date on or after the Stepdown Date and as long as a
Distribution Amount:               Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the class balances of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such
                                   Distribution Date) and (ii) the class balance of the Class T2-M-1
                                   Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) approximately 90.10% and (ii) the Pool
                                   Balance as of the last day of the related Collection Period after giving effect to principal prepayments received during the calendar month preceding the month of that Distribution Date and (b) the amount by which the Pool Balance as of the last day of the related Collection Period after giving effect to principal prepayments received during the calendar month preceding the month of that Distribution Date exceeds the product of (i)
                                   0.35% and (ii) the Pool Balance on the Cut-off Date.

Class T2-M-2 Principal             As of any Distribution Date on or after the Stepdown Date and as long as a
Distribution Amount:               Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the class balances of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such
                                   Distribution Date), (ii) the class balance of the Class T2-M-1 Certificates
                                   (after taking into account the payment of the Class T2-M-1 Principal
                                   Distribution Amount on such Distribution Date) and (iii) the class balance of the Class T2-M-2 Certificates immediately prior to such Distribution
                                   Date over (y) the lesser of (a) the product of (i) approximately 91.30% and
                                   (ii) the Pool Balance as of the last day of the related Collection Period after giving effect to principal prepayments received during the calendar month preceding the month of that Distribution Date and (b) the amount by which the Pool Balance as of the last day of the related Collection Period after giving effect to principal prepayments received during the calendar month preceding the month of that Distribution Date exceeds the product of
                                   (i) 0.35% and (ii) the Pool Balance on the Cut-off Date.

Class T2-M-3 Principal             As of any Distribution Date on or after the Stepdown Date and as long as a
Distribution Amount:               Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the class balances of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such
                                   Distribution Date), (ii) the class balance of the Class T2-M-1 Certificates
                                   (after taking into account the payment of the Class T2-M-1 Principal
                                   Distribution Amount on such Distribution Date), (iii) the class balance of the Class T2-M-2 Certificates (after taking into account the payment of the
                                   Class T2-M-2 Principal Distribution Amount on such Distribution Date) and
                                   (iv) the class balance of the Class T2-M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i)
                                   approximately 92.30% and (ii) the Pool Balance as of the last day of the related Collection Period after giving effect to principal prepayments received during the calendar month preceding the month of that Distribution
                                   Date and (b) the amount by which the Pool Balance as of the last day of the related Collection Period after giving effect to principal prepayments received during the calendar month preceding the month of that Distribution
                                   Date exceeds the product of (i) 0.35% and (ii) the Pool Balance on the
                                   Cut-off Date.
---------------------------------------------------------------------------------------------------------------

BANC OF AMERICA SECURITIES LLC                                                 6

--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                           BANC OF AMERICA FUNDING 2006-7 TRUST
Banc of America Securities [LOGO](TM)      Mortgage Pass-Through Certificates,
                                                 Series 2006-7, Group T2
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
                                         PRELIMINARY SUMMARY OF TERMS
---------------------------------------------------------------------------------------------------------------

Class T2-M-4 Principal             As of any Distribution Date on or after the Stepdown Date and as long as a
Distribution Amount:               Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the class balances of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such
                                   Distribution Date), (ii) the class balance of the Class T2-M-1 Certificates
                                   (after taking into account the payment of the Class T2-M-1 Principal
                                   Distribution Amount on such Distribution Date), (iii) the class balance of the Class T2-M-2 Certificates (after taking into account the payment of the
                                   Class T2-M-2 Principal Distribution Amount on such Distribution Date), (iv)
                                   the class balance of the Class T2-M-3 Certificates (after taking into account the payment of the Class T2-M-3 Principal Distribution Amount on such Distribution Date) and (v) the class balance of the ClassT2- M-4
                                   Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) approximately 93.30% and (ii) the Pool
                                   Balance as of the last day of the related Collection Period after giving effect to principal prepayments received during the calendar month preceding the month of that Distribution Date and (b) the amount by which the Pool Balance as of the last day of the related Collection Period after giving effect to principal prepayments received during the calendar month preceding the month of that Distribution Date exceeds the product of (i)
                                   0.35% and (ii) the Pool Balance on the Cut-off Date.

Class T2-M-5 Principal             As of any Distribution Date on or after the Stepdown Date and as long as a
Distribution Amount:               Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the class balances of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such
                                   Distribution Date), (ii) the class balance of the Class T2-M-1 Certificates
                                   (after taking into account the payment of the Class T2-M-1 Principal
                                   Distribution Amount on such Distribution Date), (iii) the class balance of the Class T2-M-2 Certificates (after taking into account the payment of the
                                   Class T2-M-2 Principal Distribution Amount on such Distribution Date), (iv)
                                   the class balance of the Class T2-M-3 Certificates (after taking into account the payment of the Class T2-M-3 Principal Distribution Amount on such Distribution Date), (v) the class balance of the Class T2-M-4
                                   Certificates (after taking into account the payment of the Class T2-M-4
                                   Principal Distribution Amount on such Distribution Date) and (vi) the class balance of the Class T2-M-5 Certificates immediately prior to such
                                   Distribution Date over (y) the lesser of (a) the product of (i)
                                   approximately 94.30% and (ii) the Pool Balance as of the last day of the related Collection Period after giving effect to principal prepayments received during the calendar month preceding the month of that Distribution
                                   Date and (b) the amount by which the Pool Balance as of the last day of the related Collection Period after giving effect to principal prepayments received during the calendar month preceding the month of that Distribution
                                   Date exceeds the product of (i) 0.35% and (ii) the Pool Balance on the
                                   Cut-off Date.

---------------------------------------------------------------------------------------------------------------

BANC OF AMERICA SECURITIES LLC                                                 7

--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                           BANC OF AMERICA FUNDING 2006-7 TRUST
Banc of America Securities [LOGO](TM)      Mortgage Pass-Through Certificates,
                                                 Series 2006-7, Group T2
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
                                         PRELIMINARY SUMMARY OF TERMS
---------------------------------------------------------------------------------------------------------------

Class T2-M-6 Principal             As of any Distribution Date on or after the Stepdown Date and as long as a
Distribution Amount:               Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the class balances of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such
                                   Distribution Date), (ii) the class balance of the Class T2-M-1 Certificates
                                   (after taking into account the payment of the Class T2-M-1 Principal
                                   Distribution Amount on such Distribution Date), (iii) the class balance of the Class T2-M-2 Certificates (after taking into account the payment of the
                                   Class T2-M-2 Principal Distribution Amount on such Distribution Date), (iv)
                                   the class balance of the Class T2-M-3 Certificates (after taking into account the payment of the Class T2-M-3 Principal Distribution Amount on such Distribution Date), (v) the class balance of the Class T2-M-4
                                   Certificates (after taking into account the payment of the Class T2-M-4
                                   Principal Distribution Amount on such Distribution Date), (vi) the class balance of the Class T2-M-5 Certificates (after taking into account the payment of the Class T2-M-5 Principal Distribution Amount on such
                                   Distribution Date) and (vii) the class balance of the Class T2-M-6
                                   Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) approximately 95.30% and (ii) the Pool
                                   Balance as of the last day of the related Collection Period after giving effect to principal prepayments received during the calendar month preceding the month of that Distribution Date and (b) the amount by which the Pool Balance as of the last day of the related Collection Period after giving effect to principal prepayments received during the calendar month preceding the month of that Distribution Date exceeds the product of (i)
                                   0.35% and (ii) the Pool Balance on the Cut-off Date.

ClassT2-M-7 Principal              As of any Distribution Date on or after the Stepdown Date and as long as a
Distribution Amount:               Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the class balances of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such
                                   Distribution Date), (ii) the class balance of the Class T2-M-1 Certificates
                                   (after taking into account the payment of the Class T2-M-1 Principal
                                   Distribution Amount on such Distribution Date), (iii) the class balance of the Class T2-M-2 Certificates (after taking into account the payment of the
                                   Class T2-M-2 Principal Distribution Amount on such Distribution Date), (iv)
                                   the class balance of the Class T2-M-3 Certificates (after taking into account the payment of the Class T2-M-3 Principal Distribution Amount on such Distribution Date), (v) the class balance of the Class T2-M-4
                                   Certificates (after taking into account the payment of the Class T2-M-4
                                   Principal Distribution Amount on such Distribution Date), (vi) the class balance of the Class T2-M-5 Certificates (after taking into account the payment of the Class T2-M-5 Principal Distribution Amount on such
                                   Distribution Date), (vii) the class balance of the Class T2-M-6
                                   Certificates (after taking into account the payment of the Class T2-M-6
                                   Principal Distribution Amount on such Distribution Date) and (viii) the class balance of the Class T2-M-7 Certificates immediately prior to such
                                   Distribution Date over (y) the lesser of (a) the product of (i)
                                   approximately 96.30% and (ii) the Pool Balance as of the last day of the related Collection Period after giving effect to principal prepayments received during the calendar month preceding the month of that Distribution
                                   Date and (b) the amount by which the Pool Balance as of the last day of the related Collection Period after giving effect to principal prepayments received during the calendar month preceding the month of that Distribution
                                   Date exceeds the product of (i) 0.35% and (ii) the Pool Balance on the
                                   Cut-off Date.
---------------------------------------------------------------------------------------------------------------

BANC OF AMERICA SECURITIES LLC                                                 8

--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                           BANC OF AMERICA FUNDING 2006-7 TRUST
Banc of America Securities [LOGO](TM)      Mortgage Pass-Through Certificates,
                                                 Series 2006-7, Group T2
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
                                         PRELIMINARY SUMMARY OF TERMS
---------------------------------------------------------------------------------------------------------------

Class T2-M-8 Principal             As of any Distribution Date on or after the Stepdown Date and as long as a
Distribution Amount:               Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the class balances of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such
                                   Distribution Date), (ii) the class balance of the Class T2-M-1 Certificates
                                   (after taking into account the payment of the Class T2-M-1 Principal
                                   Distribution Amount on such Distribution Date), (iii) the class balance of the Class T2-M-2 Certificates (after taking into account the payment of the
                                   Class T2-M-2 Principal Distribution Amount on such Distribution Date), (iv)
                                   the class balance of the Class T2-M-3 Certificates (after taking into account the payment of the Class T2-M-3 Principal Distribution Amount on such Distribution Date), (v) the class balance of the Class T2-M-4
                                   Certificates (after taking into account the payment of the Class T2-M-4
                                   Principal Distribution Amount on such Distribution Date), (vi) the class balance of the Class T2-M-5 Certificates (after taking into account the payment of the Class T2-M-5 Principal Distribution Amount on such
                                   Distribution Date), (vii) the class balance of the Class T2-M-6
                                   Certificates (after taking into account the payment of the Class T2-M-6
                                   Principal Distribution Amount on such Distribution Date), (viii) the class balance of the Class T2-M-7 Certificates (after taking into account the payment of the Class T2-M-7 Principal Distribution Amount on such
                                   Distribution Date) and (ix) the class balance of the Class T2-M-8
                                   Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) approximately 97.30% and (ii) the Pool
                                   Balance as of the last day of the related Collection Period after giving effect to principal prepayments received during the calendar month preceding the month of that Distribution Date and (b) the amount by which the Pool Balance as of the last day of the related Collection Period after giving effect to principal prepayments received during the calendar month preceding the month of that Distribution Date exceeds the product of (i)
                                   0.35% and (ii) the Pool Balance on the Cut-off Date.

---------------------------------------------------------------------------------------------------------------

BANC OF AMERICA SECURITIES LLC                                                 9

--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                           BANC OF AMERICA FUNDING 2006-7 TRUST
Banc of America Securities [LOGO](TM)      Mortgage Pass-Through Certificates,
                                                 Series 2006-7, Group T2
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
                                         PRELIMINARY SUMMARY OF TERMS
---------------------------------------------------------------------------------------------------------------

Class T2-B-1 Principal             As of any Distribution Date on or after the Stepdown Date and as long as a
Distribution Amount:               Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the class balances of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such
                                   Distribution Date), (ii) the class balance of the Class T2-M-1 Certificates
                                   (after taking into account the payment of the Class T2-M-1 Principal
                                   Distribution Amount on such Distribution Date), (iii) the class balance of the Class T2-M-2 Certificates (after taking into account the payment of the
                                   Class T2-M-2 Principal Distribution Amount on such Distribution Date), (iv)
                                   the class balance of the Class T2-M-3 Certificates (after taking into account the payment of the Class T2-M-3 Principal Distribution Amount on such Distribution Date), (v) the class balance of the Class T2-M-4
                                   Certificates (after taking into account the payment of the Class T2-M-4
                                   Principal Distribution Amount on such Distribution Date), (vi) the class balance of the Class T2-M-5 Certificates (after taking into account the payment of the Class T2-M-5 Principal Distribution Amount on such
                                   Distribution Date), (vii) the class balance of the Class T2-M-6
                                   Certificates (after taking into account the payment of the Class T2-M-6
                                   Principal Distribution Amount on such Distribution Date), (viii) the class balance of the Class T2-M-7 Certificates (after taking into account the payment of the Class T2-M-7 Principal Distribution Amount on such
                                   Distribution Date), (ix) The class balance of the Class T2-M-8 (after taking into account the payment of the Class T2-M-8 Principal Distribution
                                   Amount on such Distribution Date) and (x) the class balance of the Class
                                   T2-B-1 Certificates immediately prior to such Distribution Date over (y)
                                   the lesser of (a) the product of (i) approximately 98.30% and (ii) the Pool
                                   Balance as of the last day of the related Collection Period after giving effect to principal prepayments received during the calendar month preceding the month of that Distribution Date and (b) the amount by which the Pool Balance as of the last day of the related Collection Period after giving effect to principal prepayments received during the calendar month preceding the month of that Distribution Date exceeds the product of (i)
                                   0.35% and (ii) the Pool Balance on the Cut-off Date.

---------------------------------------------------------------------------------------------------------------

BANC OF AMERICA SECURITIES LLC                                                10

--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                           BANC OF AMERICA FUNDING 2006-7 TRUST
Banc of America Securities [LOGO](TM)      Mortgage Pass-Through Certificates,
                                                 Series 2006-7, Group T2
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
                                         PRELIMINARY SUMMARY OF TERMS
---------------------------------------------------------------------------------------------------------------

Class T2-B-2 Principal             As of any Distribution Date on or after the Stepdown Date and as long as a
Distribution Amount:               Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the class balances of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such
                                   Distribution Date), (ii) the class balance of the Class T2-M-1 Certificates
                                   (after taking into account the payment of the Class T2-M-1 Principal
                                   Distribution Amount on such Distribution Date), (iii) the class balance of the Class T2-M-2 Certificates (after taking into account the payment of the
                                   Class T2-M-2 Principal Distribution Amount on such Distribution Date), (iv)
                                   the class balance of the Class T2-M-3 Certificates (after taking into account the payment of the Class T2-M-3 Principal Distribution Amount on such Distribution Date), (v) the class balance of the Class T2-M-4
                                   Certificates (after taking into account the payment of the Class T2-M-4
                                   Principal Distribution Amount on such Distribution Date), (vi) the class balance of the Class T2-M-5 Certificates (after taking into account the payment of the Class T2-M-5 Principal Distribution Amount on such
                                   Distribution Date), (vii) the class balance of the Class T2-M-6
                                   Certificates (after taking into account the payment of the Class T2-M-6
                                   Principal Distribution Amount on such Distribution Date), (viii) the class balance of the Class T2-M-7 Certificates (after taking into account the payment of the Class T2-M-7 Principal Distribution Amount on such
                                   Distribution Date), (ix) The class balance of the Class T2-M-8 (after taking into account the payment of the Class T2-M-8 Principal Distribution
                                   Amount on such Distribution Date), (x) The class balance of the Class
                                   T2-B-1 (after taking into account the payment of the Class T2-B-1 Principal
                                   Distribution Amount on such Distribution Date), (xi) The class balance of the T2-B-2 Certificates immediately prior to such Distribution Date over
                                   (y) the lesser of (a) the product of (i) approximately 99.30% and (ii) the
                                   Pool Balance as of the last day of the related Collection Period after giving effect to principal prepayments received during the calendar month preceding the month of that Distribution Date and (b) the amount by which the Pool Balance as of the last day of the related Collection Period after giving effect to principal prepayments received during the calendar month preceding the month of that Distribution Date exceeds the product of (i)
                                   0.35% and (ii) the Pool Balance on the Cut-off Date.

---------------------------------------------------------------------------------------------------------------

BANC OF AMERICA SECURITIES LLC                                                11

--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                           BANC OF AMERICA FUNDING 2006-7 TRUST
Banc of America Securities [LOGO](TM)      Mortgage Pass-Through Certificates,
                                                 Series 2006-7, Group T2
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
                                         PRELIMINARY SUMMARY OF TERMS
---------------------------------------------------------------------------------------------------------------

Interest Rate Cap Agreement:       On the Closing Date, the Securities Administrator will enter into an
                                   Interest Rate Cap Agreement. Under the Interest Rate Cap Agreement, the Cap
                                   Provider will be obligated to pay, on each Distribution Date, to the
                                   Securities Administrator an amount equal to the product of (a) the excess, if any, of (i) the lesser of (x) the then current one-month LIBOR rate and
                                   (y) the high strike rate over (ii) the low strike rate and (b) the lesser of the then current notional amount set forth on the attached Interest Rate
                                   Cap Schedule and the class balance of the Class T2-A-2 Certificates, based on an "actual/360" basis until such Interest Rate Cap Agreement is terminated. Generally, these interest rate cap payments will be deposited into an account (the "Interest Rate Cap Account"). Neither the Interest
                                   Rate Cap Agreement or the Interest Rate Cap Account will be an asset of any
                                   REMIC.On each Distribution Date, following the distribution of the Monthly
                                   Excess Cashflow Amount, payments from the Interest Rate Cap Account shall be distributed as follows:

                                   first, pro rata, to the Overcollateralized Senior Certificates, to pay any
                                   remaining Accrued Certificate Interest;

                                   second, pro rata, to the Overcollateralized Senior Certificates, to pay any
                                   remaining Interest Carry Forward Amount;

                                   third, to each class of Overcollateralized Subordinate Certificates, (i)
                                   first to pay any remaining Accrued Certificate Interest, (ii) then to pay any remaining Interest Carry Forward Amount and (iii) finally to reimburse for Realized Losses applied to that class, in numerical order, beginning with the class of Overcollateralization Certificates with the highest payment priority;

                                   fourth, to the classes of certificates specified in the Pooling Agreement, any Cap Carryover Amounts; and

                                   fifth, any remaining amounts to the Class CE Certificates.

Collection Period:                 The period from the second day of the calendar month preceding the month in which a Distribution Date occurs through the first day of the calendar month in which the Distribution Date occurs.

Principal Distribution Amount:     As of any Distribution Date, the sum of (i) the Principal Remittance Amount
                                   (minus the Overcollateralization Release Amount, if any) and (ii) the Extra
                                   Principal Distribution Amount, if any.

Priority Amount:                   For any Distribution Date the lesser of (i) the class balance of the Class
                                   T2-A-7 and ClassT2-A-8 Certificates and (ii) the product of (a) the
                                   Priority Percentage, (b) the Shift Percentage and (c) the Senior Principal
                                   Distribution Amount.

Priority Percentage:               For any Distribution Date (i) the class balance of the Class T2-A-7 and
                                   Class T2-A-8 Certificates divided by (ii) the sum of the class balances of the Class T2-A-1, Class T2-A-2, Class T2-A-3, Class T2-A-4, Class T2-A-5,
                                   Class T2-A-6, Class T2-A-7 and Class T2-A-8 Certificates.
---------------------------------------------------------------------------------------------------------------

BANC OF AMERICA SECURITIES LLC                                                12

--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                           BANC OF AMERICA FUNDING 2006-7 TRUST
Banc of America Securities [LOGO](TM)      Mortgage Pass-Through Certificates,
                                                 Series 2006-7, Group T2
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
                                         PRELIMINARY SUMMARY OF TERMS
---------------------------------------------------------------------------------------------------------------

Senior Principal Distribution      As of any Distribution Date (i) before the Stepdown Date or as to which a
Amount:                            Trigger Event is in effect, the Principal Distribution Amount and (ii) on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (a) the class balance of the Overcollateralized Certificates immediately prior to that Distribution Date over (b) the lesser of (x) the product of (1) approximately 86.80% and (2) the aggregate Stated Principal
                                   Balance of the Mortgage Loans in the Overcollateralized Loan Group as of
                                   the last day of the related Collection Period after giving effect to principal prepayments received during the calendar month preceding the month of that Distribution Date and (y) the amount by which the aggregate
                                   Stated Principal Balance of the Mortgage Loans in the Overcollateralized
                                   Loan Group as of the last day of the related collection period after giving effect to principal prepayments received during the calendar month preceding the month of that Distribution Date exceeds the product of (1)
                                   0.35% and (2) the aggregate Stated Principal Balance of the Mortgage Loans in the Overcollateralized Loan Group on the Cut-off Date.

Senior Specified Enhancement       Approximately 13.20%
Percentage:

Shift Percentage:                  For any Distribution Date, the percentage set forth below:

                                       DISTRIBUTION DATE OCCURRING IN                         SHIFT PERCENTAGE
                                       -----------------------------------------              ------------------

                                       November 2006 through October 2009                     0%
                                       November 2009 through October 2011                     45%
                                       November 2011 through October 2012                     80%
                                       November 2012 through October 2013                     100%
                                       November 2013 and thereafter                           300%

Subordinate Principal              Any of the Class T2-M-1 Principal Distribution Amount, Class T2-M-2
Distribution Amount:               Principal Distribution Amount, Class T2-M-3 Principal Distribution Amount,
                                   Class T2-M-4 Principal Distribution Amount, Class T2-M-5 Principal
                                   Distribution Amount, Class T2-M-6 Distribution Amount, Class T2-M-7
                                   Distribution Amount, Class T2-M-8 Distribution Amount, Class T2-B-1 or
                                   Class T2-B-2 Distribution Amount.

Targeted Overcollateralization:    As of any Distribution Date, (x) prior to the Stepdown Date, approximately
                                   0.35% of the aggregate Stated Principal Balance of the Mortgage Loans in the Overcollateralized Loan Group as of the Cut-off Date and (y) on and
                                   after the Stepdown Date, (i) if a Trigger Event has not occurred, the greater of (a) approximately 0.70% of the aggregate Stated Principal
                                   Balance of the Mortgage Loans in the Overcollateralized Loan Group as of
                                   due date in the month of such Distribution Date and (b) 0.35% of the aggregate Stated Principal Balance of the Mortgage Loans in the
                                   Overcollateralized Loan Group as of the Cut-off Date and (ii) if a Trigger
                                   Event has occurred, the Targeted Overcollateralization Amount for the immediately preceding Distribution Date.

---------------------------------------------------------------------------------------------------------------

BANC OF AMERICA SECURITIES LLC                                                13

--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                           BANC OF AMERICA FUNDING 2006-7 TRUST
Banc of America Securities [LOGO](TM)      Mortgage Pass-Through Certificates,
                                                 Series 2006-7, Group T2
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
                                         PRELIMINARY SUMMARY OF TERMS
---------------------------------------------------------------------------------------------------------------

Trigger Event:                     A "TRIGGER EVENT" has occurred on a Distribution Date if (i) the three-month rolling average of 60+ Day Delinquent Loans equals or exceeds
                                   [TBD]% of the Senior Enhancement Percentage or (ii) the aggregate amount of
                                   Realized Losses on the Mortgage Loans incurred since the Cut-off Date through the Due Date in the month of such Distribution Date (reduced by the aggregate amount of Recoveries received since the Cut-off Date through the
                                   Due Date in the month of such Distribution Date) divided by the aggregate
                                   Stated Principal Balance of the Mortgage Loans as of the Cut-off Date
                                   exceeds the applicable percentages set forth below with respect to such
                                   Distribution Date:

                                       ------------------------------------------------------------------------
                                         DISTRIBUTION DATE OCCURRING IN                         PERCENTAGE
                                       ------------------------------------------------------------------------

                                       November 2008 through October 2009                         [TBD]
                                       ------------------------------------------------------------------------
                                       November 2009 through October 2010                         [TBD]
                                       ------------------------------------------------------------------------
                                       November 2010 through October 2011                         [TBD]
                                       ------------------------------------------------------------------------
                                       November 2011 through October 2012                         [TBD]
                                       ------------------------------------------------------------------------

                                       November 2012 and thereafter                               [TBD]
                                       ------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

BANC OF AMERICA SECURITIES LLC                                                14

--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                           BANC OF AMERICA FUNDING 2006-7 TRUST
Banc of America Securities [LOGO](TM)      Mortgage Pass-Through Certificates,
                                                 Series 2006-7, Group T2
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
                                    PRELIMINARY INTEREST RATE CAP SCHEDULE
---------------------------------------------------------------------------------------------------------------

  PERIOD            DISTRIBUTION DATE               NOTIONAL BALANCE ($)                   LOW STRIKE (%)*
---------------------------------------------------------------------------------------------------------------

     1                  12/25/06                        48,443,847.80                          8.4730
     2                   1/25/07                        46,756,772.90                          7.0523
     3                   2/25/07                        44,943,095.13                          6.8230
     4                   3/25/07                        43,008,103.57                          6.8229
     5                   4/25/07                        40,957,403.11                          7.5591
     6                   5/25/07                        38,797,120.11                          6.8225
     7                   6/25/07                        36,534,317.78                          7.0514
     8                   7/25/07                        34,178,704.24                          6.8222
     9                   8/25/07                        31,744,351.09                          7.0511
    10                   9/25/07                        29,339,699.02                          6.8218
    11                  10/25/07                        27,002,259.92                          6.8219
    12                  11/25/07                        24,731,319.02                          7.0510
    13                  12/25/07                        22,524,988.94                          6.8220
    14                   1/25/08                        20,381,435.81                          7.0512
    15                   2/25/08                        18,298,877.67                          6.8222
    16                   3/25/08                        16,275,583.08                          6.8222
    17                   4/25/08                        14,309,869.64                          7.2963
    18                   5/25/08                        12,400,102.64                          6.8224
    19                   6/25/08                        10,544,693.66                          7.0515
    20                   7/25/08                         8,742,099.34                          6.8225
    21                   8/25/08                         6,990,820.00                          7.0517
    22                   9/25/08                         5,289,398.50                          6.8227
    23                  10/25/08                         3,636,418.98                          6.8228
    24                  11/25/08                         2,030,505.73                          7.0519
    25                  12/25/08                           470,321.99                          6.8229
---------------------------------------------------------------------------------------------------------------

* The high strike for all periods is 10.00%

BANC OF AMERICA SECURITIES LLC                                                15

--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------